Exhibit 99.2

Diamond Offshore Drilling, Inc. Rig Status Report August 1, 2016 Updated information noted in bold print

RECENT COMMITMENTS (See Body of Report For Contract Details)

Ocean Apex

	Water Depth¹		Year[3]			Contract Dayrate	Estimated	Estimated		Planned Downtime[4]
Rig Name	(feet)	Type[2]	Built	Location	Operator	(USD)	Start Date	End Date	Status	3Q16 E	4Q16 E	Comments
									Totals:	31	0

Gulf of Mexico - U.S.
Ocean BlackHawk	12,000	DS 15K DP	2014	US GOM	Anadarko	495,000	late May 2014	mid Jun 2019	5-year term + unpriced option	10
Ocean BlackHornet	12,000	DS 15K DP	2014	US GOM	Anadarko	495,000	mid Apr 2015	mid Apr 2020	5-year term + unpriced option
Ocean BlackRhino	12,000	DS 15K DP	2014	US GOM	—	—	mid Feb 2016	early Jan 2017	Contract prep; standby; customer acceptance
				US GOM	Hess	400,000	early Jan 2017	early Jan 2020	3-year term
Ocean BlackLion	12,000	DS 15K DP	2015	US GOM	Hess	400,000	mid Feb 2016	mid Feb 2020	4-year term

North Sea / Mediterranean / W. Africa
Ocean Guardian	1,500	SS 15K	1985	UK	Dana	220,000	early Mar 2016	early Mar 2017	1-year term
Ocean Patriot	3,000	SS 15K	1983	UK	Shell	400,511	late Oct 2014	late Oct 2017	3-year term
Ocean Valiant	5,500	SS 15K	1988	UK	Premier Oil	140,000	early May 2016	mid Aug 2016	Second Optional well

Australasia
Ocean Apex	6,000	SS 15K	2014	Australia	Woodside Energy	285,000	mid May 2016	mid Nov 2017	18-month term,
						205,000	mid Nov 2017	mid Feb 2018	3-month extension
Ocean Monarch	10,000	SS 15K	2008	Australia	Quadrant	410,000	mid Jul 2015	mid May 2016	10 months of 18-month term + 1 year option
						350,000	mid May 2016	early Jul 2016	Reduced Rate on 18-month term
						410,000	early Jul 2016	late Nov 2016	5 months of 18-month term + 1 year option
						350,000	late Nov 2016	early Jan 2017	Reduced Rate on 18-month term
Ocean GreatWhite	10,000	SS 15K DP	2016	Singapore / Australia	—	—	mid Jul 2016	late Q4 2016	Commissioning; mobe; acceptance
				Australia	BP	585,000	late Q4 2016	late Q4 2019	3-year term + 2 x 1-year priced options

South America
Ocean Victory	5,500	SS 15K	1997	Trinidad	BP	398,000	early May 2015	mid May 2017	2-year term + 1-year unpriced option
Ocean Courage	10,000	SS 15K DP	2009	Brazil	Petrobras	455,000	late Oct 2015	late Feb 2018	3-year extension	8
				Brazil	Petrobras	380,000	late Feb 2018	late Jul 2020	Term extension
Ocean Valor	10,000	SS 15K DP	2009	Brazil	Petrobras	455,000	mid Oct 2015	mid Oct 2018	3-year extension	13

COLD STACKED
Ocean Summit	300	JU IC	1972	US GOM	—	—	—	—	Stacked
Ocean King	300	JU IC	1973	US GOM	—	—	—	—	Stacked
Ocean Nugget	300	JU IC	1976	US GOM	—	—	—	—	Stacked
Ocean Spur	300	JU IC	1981	Malaysia	—	—	—	—	Stacked
Ocean Nomad	1,200	SS	1975	UK	—	—	—	—	Stacked
Ocean Princess	1,500	SS 15K	1975	UK	—	—	—	—	Stacked
Ocean Vanguard	1,500	SS 15K	1982	UK	—	—	—	—	Stacked
Ocean America	5,500	SS 15K	1988	Malaysia	—	—	—	—	Stacked
Ocean Alliance	5,250	SS 15K DP	1988	US GOM	—	—	—	—	Stacked
Ocean Onyx	6,000	SS 15K	2014	US GOM	—	—	—	—	Stacked
Ocean Baroness	8,000	SS 15K	2002	US GOM	—	—	—	—	Stacked

Please refer to accompanying disclaimer as well as Diamond Offshore’s 10-K and 10-Q filings with the SEC.	Page 1 of 3

	Water Depth¹		Year[3]			Contract Dayrate	Estimated	Estimated		Planned Downtime[4]
Rig Name	(feet)	Type[2]	Built	Location	Operator	(USD)	Start Date	End Date	Status	3Q16 E	4Q16 E	Comments
Ocean Rover	8,000	SS 15K	2003	Malaysia	—	—	—	—	Stacked
Ocean Confidence	10,000	SS 15K DP	2001	Canary Islands	—	—	—	—	Stacked
Ocean Scepter	350	JU 15K IC	2008	US GOM	—	—	—	—	Stacked
Ocean Endeavor	10,000	SS 15K	2007	Italy	—	—	—	—	Stacked

RETIRED
Ocean Star	5,500	SS 15K	1997	US GOM	—	—	—	—
Ocean Quest	4,000	SS 15K	1973	Malaysia	—	—	—	—

NOTES

(1.) Water Depth refers to the rig’s rated operating water depth capability. Often, rigs are capable of drilling or have drilled in greater water depths.

(2.) Rig Type and capabilities: JU=Jack-up; SS=Semisubmersible; DS=Drillship; 15K=15,000 PSI Well-Control System; DP=Dynamically Positioned Rig; IC=Independent-Leg Cantilevered Rig.

(3.) Year Built represents when rig was built and originally placed in service or year redelivered with significant enhancements that enabled the rig to be classified within a different floater category than when originally constructed.

(4.) Planned Downtime only includes downtime periods that as of this report date are, or have been, planned and estimable and do not necessarily reflect actual downtime experienced. Additional downtime may be experienced in the form of possible mobes for new jobs not yet contracted, possible acceptance testing at new jobs, and unplanned maintenance and repairs. Survey start times may also be accelerated or delayed for various reasons.

General Notes

Average Utilization: Assume rates of 92% for DP units, 95% for conventionally moored rigs, and 97% for jack-ups. Rig utilization rates can be adversely impacted by additional downtime due to unscheduled repairs and maintenance, and other factors.

Options should be assumed to be unpriced unless otherwise indicated.

Dayrates exclude amortized revenue related to amounts earned for certain activities, such as mobe, demobe, contract preparation, etc.

Survey Costs: During surveys, normal operating expense will be incurred, plus additional costs.

US GOM=U.S. Gulf of Mexico

Please refer to accompanying disclaimer as well as Diamond Offshore’s 10-K and 10-Q filings with the SEC.	Page 2 of 3

Diamond Offshore Drilling, Inc.
Rig Status Report

Forward-Looking Statements: This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain or be identified by the words “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” believe,” “should,” “could,” “may,” “might,” “will,” “will be,” “will continue,” “will likely result,” “project,” “budget,” “forecast,” and similar expressions. Statements by the Company in the rig status report that contain forward-looking statements include, but are not limited to, statements regarding the current term, future dayrates, future status, start and end dates, and comments concerning future contracts and availability, future contract opportunites and termination rights, letters of intent, utilization, surveys, downtime and other aspects of the Company’s drilling rigs, as well as statements concerning customer discussions and outcomes thereof, the impact of these and related events on our operations and revenues, rigs being upgraded or to be upgraded and rigs under construction. Such statements are inherently subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or projected. A discussion of the risk factors that could impact these areas and the Company’s overall business and financial performance can be found in the Company’s reports and other documents filed with the Securities and Exchange Commission. These factors include, among others, general economic and business conditions, contract cancellations, customer bankruptcy, operating risks, casualty losses, industry fleet capacity, changes in foreign and domestic oil and gas exploration and production activity, competition, changes in foreign, political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond the Company’s control. Given these concerns, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the rig status report, and the Company undertakes no obligation to publicly update or revise any forward-looking statement.

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